INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Petroleum Development Corporation

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



              /s/ KPMG Peat Marwick LLP



Pittsburgh, Pennsylvania
December 5, 1995